UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO.1 TO FORM S-8 NO. 333-227252

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

APOTHECA BIOSCIENCES, INC.
(Exact name of Registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation or Organization)	47-2055848 (I.R.S. Employer Identification Number)

10901 Roosevelt Blvd, Suite 1000c

Saint Petersburg, Florida 33716
(Address, including zip code, of principal executive offices)

Apotheca 2018 Equity Incentive Plan

(Full title of the plan)

Sam Talari

Chairman and Acting Chief Executive Officer
10901 Roosevelt Blvd, Suite 1000c

Saint Petersburg, Florida 33716

(727) 228-3994
(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copy To:

Craig A. Huffman, Esq.

13046 Race Track Road Tampa, FL 33626

Telephone: 888-914-4144 Facsimile: (888) 783-4712

Email:  Craig@securuslawgroup.com

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment (this “Post-Effective Amendment”) to the following Registration Statement on Form S-8 (collectively, the “Registration Statements”) of Apotheca Biosciences, Inc. (the “Registrant”) is being filed to terminate all offerings under the Registration Statements and deregister any and all securities that remain unsold pursuant to the Registration Statements, in each case, solely to the extent they relate to the Registrant’s Apotheca 2018 Equity Incentive Plan (the “Plan”) filed with the Securities and Exchange Commission:

* Registration No. 333-227252, filed on Form S-8 on September 10, 2018, pertaining to the registration of 17,071,500 shares of common stock issued or issuable under the Apotheca 2018 Equity Incentive Plan.

The Company is no longer issuing securities under “the Plan” at this point. This Post-Effective Amendment is being filed in order to deregister all Common Shares that were registered under the Registration Statements and remain unissued under the Registration Statements, in each case, solely to the extent they relate to the Plan. The Company hereby removes from registration all of such securities registered under the Registration Statement. No securities were issues or sold under this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Apotheca Biosciences, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the county of Pinellas Park, Florida this September 10, 2018.

Apotheca Biosciences, Inc.

By: /s/ Saeed Talari

Saeed Talari, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Saeed Talari	Principal Financial Officer, Chief Executive Officer, Chairman of the Board of Directors (Principal Executive Officer)	September 10, 2018
Saeed Talari

/s/ John Verghese	Chief Technical Officer, Corporate Secretary and Director (Principal Technical Officer and director)	September 10, 2018
Saeed Talari